Exhibit 99.1

Mercury General Corporation Announces Second Quarter Results and Declares Quarterly Dividend

LOS ANGELES, July 31, 2017 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2017:

Consolidated Highlights

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2017	2016	$	%	2017	2016	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$797,666	$779,321	$18,345	2.4	$1,587,436	$1,546,406	$41,030	2.7
Net premiums written (1)	$797,650	$781,668	$15,982	2.0	$1,609,244	$1,579,334	$29,910	1.9

Net income	$51,633	$48,873	$2,760	5.6	$78,613	$72,196	$6,417	8.9
Net income per diluted share	$0.93	$0.88	$0.05	5.7	$1.42	$1.31	$0.11	8.4

Operating income (1)	$37,882	$19,375	$18,507	95.5	$48,963	$26,411	$22,552	85.4
Operating income per diluted share (1)	$0.68	$0.35	$0.33	94.3	$0.89	$0.48	$0.41	85.4
Catastrophe losses (2)	$10,000	$11,000	$(1,000)	(9.1)	$40,000	$19,000	$21,000	110.5
Combined ratio (3)	97.8%	101.7%	—	(3.9) pts	100.4%	102.8%	—	(2.4) pts

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

The 2017 catastrophe losses were primarily due to severe rainstorms in California, as well as storms and tornadoes in Oklahoma and Texas. The Winter of 2017 was extremely wet in California, setting new precipitation records in parts of the state. The 2016 catastrophe losses were primarily attributable to severe storms in Texas and northern California.

(3)

The Company experienced unfavorable development of approximately $10 million and unfavorable development of approximately $22 million on prior accident years' loss and loss adjustment expense reserves for the three months ended June 30, 2017 and 2016, respectively, and unfavorable development of approximately $14 million and unfavorable development of approximately $62 million on prior accident years' loss and loss adjustment expense reserves for the six months ended June 30, 2017 and 2016, respectively. The year-to-date unfavorable development in 2017 was primarily attributable to higher than estimated California property losses, while the year-to-date unfavorable development in 2016 was largely due to the re-estimation of losses for California and Florida automobile liability coverages.

Investment Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
(000's except average annual yield)
Average invested assets at cost (1)	$3,561,717	$3,350,328	$3,532,454	$3,339,312
Net investment income (2)
Before income taxes	$31,901	$31,414	$63,070	$61,069
After income taxes	$27,991	$27,555	$55,310	$53,588
Average annual yield on investments - after income taxes (2)	3.1%	3.3%	3.1%	3.2%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)

Average annual yield on investments after income taxes for the three and six months ended June 30, 2017 decreased slightly compared to the corresponding periods in 2016, largely due to the maturity and replacement of higher yielding investments purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments. The higher net investment income before and after income taxes resulted from higher average invested assets.

In March 2017, the California Department of Insurance ("DOI") approved a 6.9% rate increase on California Automobile Insurance Company's private passenger automobile line of insurance business, which represented approximately 14% of the Company's total net premiums earned in the first half of 2017. This rate increase became effective in May 2017. In addition, in April 2017, the California DOI approved a 6.9% rate increase on the California homeowners line of insurance business, which represented approximately 11% of the Company's total net premiums earned in the first half of 2017. This rate increase is effective in August 2017.

The Board of Directors declared a quarterly dividend of $0.6225 per share. The dividend will be paid on September 28, 2017 to shareholders of record on September 14, 2017.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time (1:00 P.M. Eastern time) where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time on July 31, 2017 and running through August 7, 2017. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 70768745. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Net premiums earned	$797,666	$779,321	$1,587,436	$1,546,406
Net investment income	31,901	31,414	63,070	61,069
Net realized investment gains	21,156	45,381	45,616	70,438
Other	2,124	1,887	4,229	4,010
Total revenues	$852,847	$858,003	$1,700,351	$1,681,923
Expenses:
Losses and loss adjustment expenses	$588,595	$595,086	$1,195,260	$1,189,168
Policy acquisition costs	137,839	139,922	280,438	281,482
Other operating expenses	53,432	57,700	118,620	118,994
Interest	4,229	960	6,682	1,910
Total expenses	$784,095	$793,668	$1,601,000	$1,591,554

Income before income taxes	$68,752	$64,335	$99,351	$90,369
Income tax expense	17,119	15,462	20,738	18,173
Net income	$51,633	$48,873	$78,613	$72,196

Basic average shares outstanding	55,311	55,254	55,304	55,227
Diluted average shares outstanding	55,323	55,322	55,318	55,294

Basic Per Share Data
Net income	$0.93	$0.88	$1.42	$1.31
Net realized investment gains, net of tax	$0.25	$0.53	$0.53	$0.83

Diluted Per Share Data
Net income	$0.93	$0.88	$1.42	$1.31
Net realized investment gains, net of tax	$0.25	$0.53	$0.53	$0.83

Operating Ratios-GAAP Basis
Loss ratio	73.8%	76.4%	75.3%	76.9%
Expense ratio	24.0%	25.4%	25.1%	25.9%
Combined ratio (a)	97.8%	101.7%	100.4%	102.8%

(a)	Combined ratio for the three months ended June 30, 2016 does not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,897,032; $2,795,410)	$2,952,084	$2,814,553
Equity securities (cost $395,011; $331,770)	427,029	357,327
Short-term investments (cost $280,304; $375,700)	280,045	375,680
Total investments	3,659,158	3,547,560
Cash	261,425	220,318
Receivables:
Premiums	469,081	459,152
Accrued investment income	44,334	41,205
Other	18,961	24,635
Total receivables	532,376	524,992
Deferred policy acquisition costs	199,070	200,826
Fixed assets, net	155,264	155,910
Deferred income taxes	34,347	45,277
Goodwill	42,796	42,796
Other intangible assets, net	22,949	25,625
Other assets	31,598	25,414
Total assets	$4,938,983	$4,788,718

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,326,963	$1,290,248
Unearned premiums	1,093,594	1,074,437
Notes payable (a)	371,136	320,000
Accounts payable and accrued expenses	121,195	112,334
Current income taxes	12,706	9,962
Other liabilities	250,197	229,335
Shareholders' equity	1,763,192	1,752,402
Total liabilities and shareholders' equity	$4,938,983	$4,788,718

OTHER INFORMATION
Common stock shares outstanding	55,311	55,289
Book value per share	$31.88	$31.70
Statutory surplus (b)	$1.58 billion	$1.44 billion
Net premiums written to surplus ratio (b)	2.01	2.19
Debt to total capital ratio (c)	17.5%	15.4%
Portfolio duration (including all short-term instruments)(b)(d)	4.0 years	3.7 years
Policies-in-force (company-wide "PIF")(b)
Personal Auto PIF	1,124	1,135
Homeowners PIF	538	524
Commercial Auto PIF	41	41

(a)

The amount at June 30, 2017 represents $375 million aggregate face value of 4.40% senior notes due 2027 issued in March 2017 through a public offering, net of unamortized discount and debt issuance costs. $320 million outstanding at December 31, 2016 under the bank loan and credit facility agreements were paid off in March 2017 with the proceeds from the public offering of the $375 million senior notes.

(b)	Unaudited.
(c)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(d)	Modified durations reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Reconciliations of Comparable GAAP Measures to Operating Measures(a)

Net premiums earned	$797,666	$779,321	$1,587,436	$1,546,406
Change in net unearned premiums	(16)	2,347	21,808	32,928
Net premiums written	$797,650	$781,668	$1,609,244	$1,579,334

Incurred losses and loss adjustment expenses	$588,595	$595,086	$1,195,260	$1,189,168
Change in net loss and loss adjustment expense reserves	(10,707)	(35,816)	(38,150)	(64,303)
Paid losses and loss adjustment expenses	$577,888	$559,270	$1,157,110	$1,124,865

Net income	$51,633	$48,873	$78,613	$72,196
Less: Net realized investment gains	21,156	45,381	45,616	70,438
Tax on net realized investment gains (b)	7,405	15,883	15,966	24,653
Net realized investment gains, net of tax	13,751	29,498	29,650	45,785
Operating income	$37,882	$19,375	$48,963	$26,411

Per diluted share:
Net income	$0.93	$0.88	$1.42	$1.31
Less: Net realized investment gains, net of tax	0.25	0.53	0.53	0.83
Operating income	$0.68	$0.35	$0.89	$0.48

Combined ratio			100.4%	102.8%
Effect of estimated prior periods' loss development			(0.9)%	(4.0)%
Combined ratio-accident period basis			99.5%	98.8%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 35%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com